Exhibit 10.1

FIFTH AMENDMENT AGREEMENT
between
Conrent Invest S.A. acting on behalf of its compartment “Safety 2” as Lender
and
Track Group, Inc. as Borrower

relating to the facility agreement dated 30 December 2013 as amended and restated on 30 June 2015, on 19 July 2018, on 24 February 2019, on 10 January 2020 and on 21 December 2020
26 April 2023

THIS FIFTH AMENDMENT AGREEMENT is dated 26 April 2023 and is made

BETWEEN

(1)

Conrent Invest S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 2, Rue des Gaulois, L-1618 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 170.360 (the “Company”), acting on behalf of its Compartment “Safety 2”, (the “Lender”);

AND

(2)

Track Group, Inc. (formerly known as SecureAlert, Inc.), a Delaware corporation, having its registered office at business office at 200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America (the “Borrower”).

Each of the Finance Party and the Borrower will be individually referred to hereinafter as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)

Pursuant to a facility agreement dated 30 December 2013, Tetra House Pte. Ltd. (the “Original Lender”) made a term loan available to the Borrower for an aggregate amount of USD 25,000,000 (twenty-five million U.S. Dollars) (the “Original Agreement”).

(B)	By a transfer certificate dated 10 January 2014, the Original Lender transferred by novation all its rights and obligations under the Original Agreement to the Lender.

(C)

By a letter dated 10 June 2015, the Borrower requested the Lender, inter alia, (i) to increase the amount of the Facility granted under the Original Agreement from USD 25,000,000 (twenty-five million US Dollars) to USD 30,400,000 (thirty million four hundred thousand US Dollars) and (ii) to extend the maturity of the Original Agreement through 31 July 2018.

(D)	The Lender has issued debt securities to investors (the “Noteholders”) in order to finance the loans provided under the Original Agreement (the “Notes”).

(E)	After having received the written consent from its then existing Noteholders, the Lender agreed to amend the Original Agreement and have such Original Agreement amended and restated.

(F)

As a consequence thereof, the Parties entered into an amended and restated facility agreement effective 30 June 2015 (Original Agreement, as amended and restated, the “Amended and Restated Facility Agreement”). As of the date of the Facility Agreement, and due to the amendments and restatements effective as of 30 June 2015, (i) the aggregate amount of the Facility was USD 30,400,000 (thirty million four hundred thousand US Dollars) and (ii) the maturity of the Facility was 31 July 2018.

(G)	After having received the consent from its then existing Noteholders, the Lender agreed to proceed on several amendments of the Amended and Restated Facility Agreement.

(H)

As a consequence thereof, the Parties entered into (i) an amendment to the Amended and Restated Facility Agreement effective 19 July 2018, (ii) a second amendment to the Amended and Restated Facility Agreement effective 24 February 2019,(iii) a third amendment to the Amended and Restated Facility Agreement effective 10 January 2020 and (iv) a fourth amendment to the Amended and Restated Facility Agreement effective 21 December 2020 (Amended and Restated Facility Agreement, as amended, the “Facility Agreement”). As of the date of the Facility Agreement, and due to the amendments and restatements effective as of 30 June 2015, the amendments effective as of 19 July 2018, the amendments effective as of 24 February 2019, the amendments effective as of 10 January 2020 and the amendments effective as of 21 December 2020, (i) the aggregate amount of the Facility was USD 30,400,000 (thirty million four hundred thousand US Dollars) and (ii) the maturity of the Facility was 1 July 2024.

(I)

The Borrower was exploring alternatives to refinance the Outstanding Principal Amount, which is maturing on 1 July 2024 under the terms of the Facility Agreement. Pursuant to a letter dated 9 February 2023, the Borrower requested the Lender, inter alia, (i) to extend the maturity date of the Original Agreement through 1 July 2027 and (ii) to amend the interest rate applicable to the Outstanding Principal Amount from 4% (four percent) per annum to 4% (four per cent) to be paid on 1 July 2023 and 1 July 2024; 5% (five per cent) applicable as of 1 July 2024 until 1 July 2025; 5,5% (five point five per cent) applicable as of 1 July 2025 until 1 July 2026; 6% (six per cent) applicable as of 1 July 2026 until Maturity Date.

(J)

Following request from the Borrower, the Lender convened its existing Noteholders to a Noteholders’ meeting on 31 March 2023 for the purpose of, inter alia, considering and, if thought fit, approving the request for a sixth extension and the subsequent extension of the maturity of the debt securities issued by the Lender to the Noteholders from 1 July 2024 to 1 July 2027 (the “Sixth Extension”) or any alternative restructuring solution that the Lender and the Noteholders present at such meeting may discuss and deem fit (the “Sixth Extension Meeting”).

(K)

The Sixth Extension Meeting approved and authorized, among others, the Sixth Extension, including the amendment of the Interest Payment Date under the Facility Agreement, the subsequent equivalent extension of the maturity date of the Notes, the amendment of the applicable interest rates under the Notes and the amendment of the Interest Payment Date(s) under the Notes. The Sixth Extention Meeting further approved and authorized the removal of section 3.7 “Change of Control” under the Facility Agreement and the subsequent equivalent amendment of the Change of Control of the Borrower under the Notes. After having received the consent from its then existing Noteholders, and the agreement of the Borrower, the Lender agreed to further amend the Facility Agreement.

(L)

The Borrower shall pay to the Lender an aggregate amount of EUR 225,000.00 (two hundred twenty-five thousand euros), in the amounts, on the dates, and as more specifically set forth in Section 5, below, as part of the agreed upon budget for costs and expenses incurred by the Lender in connection with the Sixth Extension (the “Sixth Extension Budget”).

(M)

The Parties noted that as of the Effective Date, the Outstanding Principal Amount under the Facility Agreement is equal to USD 42,864,000 (forty-two million eight hundred sixty-four thousand U.S. Dollars).

(N)	As a consequence of the above, the Parties have agreed to enter into this Agreement in order to further amend the Facility Agreement with effect as of the Effective Date (as defined below).

IT IS AGREED AS FOLLOWS:

1.	RECITALS, DEFINITIONS AND INTERPRETATION

1.1	Recitals (A) through (N) are an integral part hereof.

1.2	Definitions

Unless otherwise defined herein or where the context requires otherwise, words or expressions defined in the Facility Agreement shall have the same meanings in this Agreement (including in the preamble and recitals hereto) and this construction shall survive the termination of this Agreement and of the Facility Agreement.

In addition the following definitions will apply:

“Agreement” means this fifth amendment agreement.

“Effective Date” means 28 April 2023.

1.3	Interpretation

(a)	Section headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	References to a document in this Agreement are references to such document as it may be amended, novated, supplemented, extended or restated from time to time.

(d)	References to a person in this Agreement include its successors, transferees, assignees or novated parties.

2.	AMENDMENTS TO THE FACILITY AGREEMENT

2.1

The Parties hereby agree to extend the Facility until the Maturity Date to enable the Borrower to repay the Outstanding Principal Amount under the Facility, to amend the applicable Interest Rate as well as the applicable Interest Payment Date and to remove section 3.7 “Change of Control” of the Facility Agreement. The Sixth Extension does not affect the terms of the Facility Agreement and this Agreement only reflects the understanding of the Parties regarding the specific terms applying to the Sixth Extension.

2.2	With effect as of the Effective Date, the definition of “Interest Rate” under the Facility Agreement shall read as follows:

““Interest Rate” means 4% (four per cent) to be paid on 1 July 2023 and 1 July 2024; 5% (five per cent) applicable as of 1 July 2024 until 1 July 2025; 5,5% (five point five per cent) applicable as of 1 July 2025 until 1 July 2026; 6% (six per cent) applicable as of 1 July 2026 until Maturity Date.”

2.3	With effect as of the Effective Date, the definition of “Interest Payment Date” under the Facility Agreement shall read as follows:

““Interest Payment Date” means each of the following dates: (i) 1 July 2023, (ii) 1 July 2024, (iii) 1 July 2025, (iv) 1 July 2026 and (v) the Maturity Date.”

2.4	With effect as of the Effective Date, the definition of “Maturity Date” under the Facility Agreement shall read as follows:

““Maturity Date” means 1 July 2027.”

2.5	With effect as of the Effective Date, the definition of “Outstanding Principal Amount” under the Facility Agreement shall read as follows:

““Outstanding Principal Amount” means, at any date, the aggregate principal amount outstanding and drawn down under the Facility.”

2.6	With effect as of the Effective Date, Section 3.7 “Change of Control” shall be removed in its entirety.

2.7	With effect as of the Effective Date:

(a)	Section “3.8 Taxes” of the Facility Agreement should be renumbered as Section “3.7 Taxes”; and

(b)	Section “3.9 Change of Law” of the Facility Agreement should be renumbered as Section “3.8 Change of Law”.

2.8

The Parties hereby agree and the Borrower expressly accepts that except for any amendment to the Facility Agreement made pursuant to this Agreement, all terms and conditions of the Facility Agreement will continue in full force and effect in accordance with its provisions on the date of this Agreement.

2.9	Any references in the Facility Agreement to “this Agreement” shall be read and construed as, and refer to, the Facility Agreement as amended by this Agreement.

2.10

The agreement and acceptance to the amendments in the Facility Agreement by the Lender is without prejudice to, and leaves unaffected, the rights of the Lender under the Facility Agreement other than as directly related to this Agreement. To the extent of any conflict between this Agreement and the Facility Agreement, the terms set forth in this Agreement shall control notwithstanding such conflict.

3.	REPRESENTATIONS AND WARRANTIES

3.1

The Borrower hereby represents and warrants to the Lender that on the date of this Agreement that all necessary corporate action has been taken to authorize the entry into, execution and delivery of this Agreement, and the performance of its obligations thereunder.

3.2

The Borrower hereby represents and warrants to the Lender that the representations and warranties under Section 5 (Representations and Warranties) of the Facility Agreement are true and correct in all material respects as if made as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

4.	CONDITIONS PRECEDENT

The Sixth Extension and the Waiver (as defined below) are subject to the satisfaction or, at the Lender’s discretion, the waiver (in whole or in part) of the following conditions precedent:

(a)	this Agreement shall have been duly authorized, executed and delivered by the Borrower and shall be in full force and effect; and

(b)

the Borrower shall have delivered to the Lender at the latest on the Effective Date the Borrower’s board of directors’ resolution(s) approving the entry into, execution and performance by the Borrower of its obligations under this Agreement.

5.	FEES

Within 5 (five) Business Days of the Effective Date, the Borrower shall pay to the Lender an amount of EUR 40,000.00 (fourty thousand euros). The Borrower shall pay to the Lender (i) EUR 35,000.00 (thirty-five thousand euros) within 5 (five) Business days of 2 January 2024, (ii) EUR 50,000.00 (fifty thousand euros) within 5 (five) Business days of 2 January 2025, (iii) EUR 50,000.00 (fifty thousand euros) within 5 (five) Business days of 2 January 2026 and (iv) EUR 50,000.00 (fifty thousand euros) within 5 (five) Business days of 2 January 2027, such payments constituting the remainder of the Sixth Extension Budget for all costs and expenses incurred by the Lender in connection with the Sixth Extension. Notwithstanding the foregoing, in the event that the Borrower satisfies its obligations under the Facility Agreement prior to the Maturity Date, the Borrower shall not be obligated to make any of the above-referenced payments to the Lender for which the date of such payment is due has not elapsed.

6.	WAIVER

As of the Effective Date, and subject to the fulfilment of the conditions’ precedent set out under Section 4 above, the Lender waives any and all breaches or defaults under the Facility Agreement (the “Waiver”). The Waiver shall prevent the Lender from accelerating the Facility and no Default Interest shall be payable so long as all amounts due to the Lender under the Facility Agreement, as amended, including the Outstanding Principal Amount and Unpaid Interest, are paid on or before the Maturity Date. The Waiver shall not have any force and effect if all amounts then due to the Lender under the Facility Agreement, as amended, are not paid on the Maturity Date. The Waiver shall not affect any of the other Lender’s rights and claims under the Facility Agreement.

7.	PARTIAL INVALIDITY

If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such valid, legal or enforceable provision which comes as close as possible to the original intent of the Parties to this Agreement and the invalid, illegal or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

9.	NOTICES

9.1	All notices or other communications under or in connection with this Agreement and the Facility Agreement shall be given in writing, by electronic mail or by registered letter.

9.2	All notices from the Lender to the Borrower shall be validly made to the last known address of the Borrower.

9.3

A notice given in accordance with the above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

9.4	The addresses of each Party for all notices under or in connection with this Agreement and the Facility Agreement are:

In relation to the Lender:

Conrent Invest S.A.
acting on behalf of its compartment “Safety 2”
Address:	2, Rue des Gaulois, L-1618 Luxembourg, Grand Duchy of Luxembourg
Attention to:	Simplex SarL, the Sole director of the Company
E-mail:	bernd.schmitz@simplex.lu

In relation to the Borrower:

Track Group, Inc.
Address:	200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America
Attention to:	Peter Poli, CFO
E-mail:	peter.poli@trackgrp.com

or any other address notified by a Party for this purpose to the other Party by not less than five Business Days’ prior notice.

10.	GOVERNING LAW

Provisions of Section 13 (Governing Law) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

11.	JURISDICTION AND DISPUTE RESOLUTION

Provisions of Section 14 (Jurisdiction and Dispute Resolution) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

12.	SERVICE OF PROCESS

Provisions of Section 15 (Service of Process) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

This Agreement has been entered into in two (2) originals, each Party acknowledging receipt of one, on the date stated at the beginning by:

[Remainder of page intentionally left blank; signature page to follow]

[Signature page of the fifth amendment agreement]

Conrent Invest S.A.
acting on behalf of its Compartment “Safety 2”
as Lender
/s/ Heinrich Bernhard Schmitz
By: Simplex S.à r.L. Title: Sole director of the Company Represented by: Mr. Heinrich Bernhard Schmitz
Title: Sole manager of Simplex S.à r.L
Track Group, Inc.
As Borrower

/s/ Derek Cassell	/s/ Peter Poli
By: Derek Cassell	By: Peter Poli
Title: CEO	Title: CFO